EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Host Hotels & Resorts, Inc., and

The Partners

Host Hotels & Resorts, L.P.:

We consent to the incorporation by reference in the registration statements (No. 333‑230903) on Form S-3 and (Nos. 333-161488, 333-212569, 333-171607, 333-161488, 033-66622-99, 333-75055, 333-28683-99, 333-75057, and 333-75059) on Form S-8 of Host Hotels & Resorts, Inc. and registration statement (No. 333-224247) on Form S-3 of Host Hotels & Resorts, L.P. of (i) our report dated February 25, 2021, with respect to the consolidated balance sheets of Host Hotels & Resorts, Inc. as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (and financial statement schedule III) (the “Inc. Report on Consolidated Financial Statements”), (ii) our report dated February 25, 2021 with respect to the effectiveness of internal control over financial reporting as of December 31, 2020 (the “Inc. Report on Internal Control Over Financial Reporting”), and (iii) our report dated February 25, 2021, with respect to the consolidated balance sheets of Host Hotels & Resorts, L.P. as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive income (loss), capital, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (and financial statement schedule III) (the “Partnership Report on Consolidated Financial Statements”), which reports appear in the December 31, 2020 combined annual report on Form 10‑K of Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P.

The Inc. Report on Consolidated Financial Statements and the Partnership Report on Consolidated Financial Statements refers to a change in the method of accounting for leases.

/s/ KPMG LLP

McLean, Virginia
February 25, 2021